EXHIBIT 23.3

CONSENT OF EIDE BAILLY LLP

[LETTERHEAD OF EIDE BAILLY]

CONSENT OF EIDE BAILLY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 of Spicy Pickle Franchising, Inc. and to the inclusion therein of our report dated March 26, 2009, with respect to the financial statements of Spicy Pickle Franchising, Inc. as of December 31, 2008, and for the year then ended.

 /s/ EIDE BAILLY LLP

Greenwood Village, Colorado
April 8, 2009

PEOPLE. PRINCIPLES. POSSIBILITIES.
www.eidebailly.com
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